Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting of L-3 Communications Holdings, Inc. and L-3 Communications Corporation and subsidiaries, which appears in L-3 Communications Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
August 2, 2010